UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 12, 2014
(Date of earliest event reported: May 9, 2014)

Akorn, Inc.
(Exact name of Registrant as specified in its charter)

Louisiana (State of Incorporation)	001-32360 (Commission File Number)	72-0717400 (IRS Employer Identification Number)

1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On May 9, 2014, Akorn, Inc., a Louisiana corporation (“Akorn”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Akorn Enterprises II, Inc., a Delaware corporation and wholly-owned subsidiary of Akorn (“Acquisition Subsidiary”), VPI Holdings Corp., a Delaware corporation (“VPI”), and Tailwind Management LP, a Delaware limited partnership and solely in its capacity as the equityholder representative of the equityholders of VPI, providing for the merger of Acquisition Subsidiary with and into VPI, with VPI surviving the merger as a wholly-owned subsidiary of Akorn (the “Merger”). The Merger Agreement was unanimously approved by Akorn’s Board of Directors.

Agreement and Plan of Merger

The Merger Agreement provides for the terms and conditions of the Merger.  The aggregate Merger Consideration (as defined in the Merger Agreement) paid for all of the outstanding equity interests of VPI will be equal to $440,000,000, subject to various post-closing adjustments related to working capital, cash, transaction expenses and funded indebtedness. Upon consummation of the Merger, each share of VPI’s common stock and preferred stock issued and outstanding immediately prior to such time, other than those shares held in treasury by VPI, owned by Akorn, Acquisition Subsidiary or VPI or any other subsidiary of VPI (each of which will be cancelled) and to which dissenters’ rights have been properly exercised, will be cancelled and converted into the right to receive its per share right to the aggregate Merger Consideration, subject to various post-closing adjustments related to working capital, cash, transaction expenses and funded indebtedness.  In addition, all stock options of VPI held immediately prior to the consummation of the Merger will become fully vested and will be cancelled upon consummation of the Merger with the right to receive payment on the terms set forth in the Merger Agreement.

Pursuant to the Merger Agreement, the parties have made certain customary representations, warranties and covenants to each other, including using reasonable best efforts to take, or cause to be taken, all actions and do all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated thereby, including the satisfaction of each of the parties’ respective closing conditions set forth in the Merger Agreement.  VPI has also agreed to various covenants, including, among other things and subject to certain exceptions, (i) to conduct its business in the ordinary course of business consistent with past practices during the period between the execution of the Merger Agreement and the effective date of the Merger and not to engage in certain transactions during such period, and (ii) subject to certain exceptions, enter into discussions or negotiations concerning any alternative acquisition proposal.

The completion of the Merger is subject to certain conditions, including, among others, (i) the expiration or termination of the applicable waiting periods (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), as amended, (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by VPI, Akorn and Acquisition Subsidiary, respectively, (iii) subject to certain exceptions and qualifications, compliance in all respects by VPI, Akorn and Acquisition Subsidiary with their respective obligations under the Merger Agreement, (iv) the absence of any change or effect on VPI that, individually or in the aggregate, has had a Material Adverse Effect (as such terms are defined in the Merger Agreement) and (v) the absence of any order, injunction, ruling, judgment or decree by any governmental authority that makes illegal or otherwise restrains, prevents or prohibits the consummation of the Merger.

The Merger is expected to close in the third quarter of 2014.

The Merger Agreement contains termination rights for VPI, Akorn and Acquisition Subsidiary.    The Merger Agreement provides that Akorn will be required to pay VPI a termination fee of $22,000,000 if, on or prior to November 5, 2014 (subject to certain circumstances in which such date is extended to December 5, 2014) (as such date may be extended, the “Termination Date”), the Merger Agreement is terminated by VPI as a result of a Financing Failure (as defined in the Merger Agreement).  In the event that Akorn exercises its right to terminate the Merger Agreement due to the transaction not having closed as of the Termination Date, but at such time VPI would have been able to terminate the Merger Agreement as a result of a Financing Failure, Akorn will also be required to pay VPI a termination fee of $22,000,000.

Further, the Merger Agreement provides directors and officers of VPI with certain indemnification rights following the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Akorn, Acquisition Subsidiary, VPI or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Akorn, Acquisition Subsidiary or VPI or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Akorn, Acquisition Subsidiary, VPI or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Akorn’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Akorn that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the SEC.

Debt Financing Arrangements

Akorn has received a debt commitment letter (the “Debt Commitment Letter”) from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (collectively, the “Debt Commitment Parties”) to provide, subject to the conditions set forth in the Debt Commitment Letter, an incremental term loan facility facilities (the “Incremental Term Loan”) under its existing senior secured term loan agreement (the “Term Loan Agreement”)  of up to $445 million, with the same maturity date and other non-pricing terms and conditions as the existing term loans under the Term Loan Agreement.  The purpose of the Incremental Term Loan is to provide financing for the Merger, allow repayment of certain existing indebtedness of VPI, and pay related fees and expenses (including any original issue discount).

The commitment of the Debt Commitment Parties with respect to the Incremental Term Loan expires upon the earliest to occur of (i) 11:59 p.m. New York City time on the Termination Date, (ii) the date of the funding of the Incremental Term Loan and the consummation of the Merger, (iii) the closing of the Merger without the use of the Incremental Term Loan and (iv) the date on which the Merger Agreement shall be terminated prior to the closing of the Merger.  The documentation governing the debt financings has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in the Debt Commitment Letter. Under the terms of the Merger Agreement, Akorn has agreed to use its reasonable best efforts to arrange the debt financing on terms and conditions not materially less favorable (taken as a whole) than the terms and conditions described in the Debt Commitment Letter, and to arrange alternative financing if the debt financing under the Debt Commitment Letter becomes unavailable.

Although the debt financing described in this document is not subject to a due diligence or “market out,” such financing may not be considered assured.

Pursuant to the terms of the Debt Commitment Letter, the availability of the Incremental Term Loan is subject, among other things, to the consummation of the Merger in accordance with the Merger Agreement (including without any material amendment, waiver or consent of provisions thereof that are materially adverse to the lenders without the consent of the senior lead arrangers and the administrative agent), the absence of a “Target Material Adverse Effect” (which definition substantially conforms to the definition of “Material Adverse Effect” in the Merger Agreement), solvency of Akorn and its subsidiaries on a consolidated basis after giving effect to the Merger and the funding of the Incremental Term Loan, payment of required fees and expenses, delivery of certain historical and pro forma financial information, the negotiation, execution and delivery of definitive documentation and the satisfaction of the conditions set forth in the Term Loan Agreement for the incurrence of an incremental term loan facility thereunder.

The Incremental Term Loan is expected to bear interest, at Akorn’s option, at rates equal to an adjusted Eurodollar rate or an alternate base rate, in each case, plus a spread.

Item 8.01     Other Events

Akorn will host a conference call, with supporting slides available via webcast, beginning at 11:00 a.m. Eastern Time on May 12, 2014 to discuss the Merger. The dial-in numbers to access the call are U.S./Canada 888-556-4997; International 719-325-2491.  The Conference ID is 9739820.  The slides can be accessed through the Investor Relations page of Akorn’s website at http://www.akorn.com/news.php, or at http://www.videonewswire.com/event.asp?id=99342.  An on-line replay of the conference call will also be available online at the Investor Relations page of Akorn’s website for 30 days.

A copy of the Investor Presentation published by the Company on May 12, 2014 in connection with the Merger is furnished as Exhibit 99.1 to this report.

The information in this Item 8.01, including exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements in this document are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect Akorn’s and VPI’s respective businesses. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy conditions to completion of the Merger, including receipt of regulatory approvals; changes in the business or operating prospects of VPI; Akorn’s ability to obtain additional funding or financing to operate and grow Akorn’s business; the effects of federal, state and other governmental regulation on Akorn’s and VPI’s respective businesses; Akorn’s and VPI’s ability to obtain and maintain regulatory approvals for their respective products; Akorn’s and VPI’s success in developing, manufacturing, acquiring and marketing new products; the success of Akorn’s and VPI’s strategic partnerships for the development and marketing of new products; Akorn’s ability to successfully integrate acquired businesses and products; and the effects of competition from other generic pharmaceuticals and from other pharmaceutical companies.  Akorn provides additional information about these and other factors in the reports filed with the SEC, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Akorn’s annual report on Form 10-K for the year ended December 31, 2013. Except as required by applicable law, Akorn disclaims any obligation to update any forward-looking statement in this document, whether as a result of changes in underlying factors, new information, future events or otherwise.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.  See attached exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date: May 12, 2014	By: /s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

2.1	Agreement and Plan of Merger, dated as of May 9, 2014, by and among Akorn, Inc., Akorn Enterprises II, Inc., VPI Holdings Corp. and Tailwind Management LP.

99.1	Investor Presentation issued on May 12, 2014.